Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Scott Bohaboy, (224) 948-3212

Clare Trachtman, (224) 948-3085

BAXTER REPORTS STRONG SECOND QUARTER FINANCIAL RESULTS

EXCEEDING GUIDANCE

Company Achieves Significant Milestone with Successful Completion of

Baxalta Incorporated Spin-Off, Poised for Profitable Growth

DEERFIELD, Ill., July 29, 2015 — Baxter International Inc. (NYSE:BAX) today reported second quarter financial results that exceeded the company’s previously issued guidance, and provided its complete financial outlook for the second half of 2015. The results for the second quarter of 2015 include the company’s BioScience business, which was officially spun-off on July 1st and is now operating as a publicly traded biopharmaceutical company, Baxalta Incorporated (NYSE: BXLT). Starting in the third quarter of 2015, the BioScience business will be presented as a discontinued operation in Baxter’s results.

For the second quarter, Baxter posted net income of $332 million and earnings of $0.60 per diluted share. Second quarter 2015 results included net after-tax special items totaling $218 million (or $0.40 per diluted share) primarily related to costs associated with the company’s spin-off of Baxalta, select business development initiatives and intangible asset amortization, partially offset by a benefit from a litigation settlement in which Baxter was the beneficiary. Second quarter 2014 results included net after-tax charges totaling $172 million or ($0.31 per diluted share).

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BAXTER REPORTS 2nd QUARTER FINANCIAL RESULTS — Page  2

On an adjusted basis, excluding special items, Baxter’s second quarter net income totaled $550 million, or $1.00 per diluted share, exceeding the guidance the company previously provided of $0.92 to $0.96 per diluted share.

Worldwide sales totaled $3.9 billion, a decline of 6 percent from the same period last year. Excluding the impact of foreign currency, Baxter’s worldwide sales grew 3 percent exceeding the company’s guidance of 1 percent. Sales within the United States grew 1 percent to $1.8 billion, and international sales of $2.1 billion declined 12 percent. Excluding the impact of foreign currency, Baxter’s international sales grew 4 percent in the quarter.

By business, sales within Medical Products totaled $2.5 billion, a decline of 9 percent. Excluding the impact of foreign currency, Medical Products sales were comparable to the prior year. Growth in the quarter was negatively impacted by approximately 3 percent due to increased competition in the United States for the company’s generic oncology injectable, cyclophosphamide. Medical Products performance in the quarter benefited from strong sales of inhaled anesthetics, infusion pumps and peritoneal dialysis products as well as increased demand for the company’s injectable drug compounding services.

On a reported basis, BioScience sales of $1.4 billion declined 2 percent compared to the prior-year period. Excluding the impact of foreign currency, BioScience sales increased 7 percent driven by solid growth across the portfolio. Additional details on Baxalta’s performance in the second quarter will be provided by Baxalta in a press release and investor webcast to be held on July 30th. See www.baxalta.com for more information.

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“The spin-off of Baxalta was a historic event for the company, and we are excited to embark on this new chapter for Baxter with a newfound focus and vision that furthers our mission to help save and sustain lives,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “As the new Baxter evolves, we are intensely focused on accelerating profitable growth and expanding margins through disciplined portfolio management, implementation of cost reduction initiatives and the near-term launches of innovative new products. These efforts will drive meaningful value, both in the near and long terms, for our shareholders, partners, employees, and the patients and healthcare providers we serve.”

Six-Month Results

For the first six months of 2015, Baxter reported net income of $762 million, or $1.39 per diluted share. Excluding special items, Baxter’s adjusted net income for the six-month period totaled $1.1 billion, or $2.01 per diluted share.

Baxter’s worldwide sales for the six-month period totaled approximately $7.7 billion, declining 4 percent from the prior-year period. Excluding the impact of foreign currency, Baxter’s sales increased 3 percent during the first six months of the 2015.

Medical Products sales of $4.9 billion declined 7 percent from the prior-year period, and increased 3 percent after adjusting for the impact of foreign currency and increased competition for cyclophosphamide.

BioScience sales of $2.8 billion through June 30, 2015 were comparable to the prior-year period on a reported basis, and advanced 8 percent excluding the impact of foreign currency.

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BAXTER REPORTS 2nd QUARTER FINANCIAL RESULTS — Page  4

Recent Highlights

In addition to completing its spin-off of Baxalta during the quarter, Baxter achieved a number of additional milestones, including:

•

Completion of 510K submission with the U.S. Food and Drug Administration (FDA) for AMIA with SHARESOURCE, Baxter’s next generation peritoneal dialysis cycler which incorporates several benefits designed to improve the patient experience and increase the adoption of peritoneal dialysis. In addition, the SHARESOURCE functionality provides secure two-way connectivity so healthcare professionals can effectively monitor their patients’ home treatments.

•

Successful launch of Baxter’s next-generation SIGMA SPECTRUM infusion pump in the U.S., Puerto Rico and Canada. The SPECTRUM platform has been honored with the Best in KLAS customer satisfaction award for four consecutive years, and the latest generation pump includes several innovative features, including an enhanced Master Drug Library, which helps to reduce pump-related adverse drug events and improve patient safety. Customer response has been very positive, and the SIGMA SPECTRUM is currently being used or in the process of being placed in six of the top seven hospital systems in the U.S. as ranked by U.S. News & World Report.

•

FDA acceptance of Baxter’s Investigational Device Exemption, or IDE, for VIVIA, a home-based hemodialysis (HD) system. This milestone allows Baxter to initiate its final U.S. study in the coming months. VIVIA has the potential to transform home hemodialysis and allow more patients to benefit from high-dose HD in their homes.

•

Launch of the AK98 in-center hemodialysis monitor in several markets in Eastern and Central Europe, the Middle East and Africa. The AK98 is the latest monitor in the AK series and improves the usability, reliability and total cost of operation for customers.

•

Baxter’s BioPharma Solutions contract manufacturing business was recognized as Best Contract Manufacturer at the annual Vaccine Industry Excellence (ViE) Awards, held at the World Vaccine Congress in Washington, D.C. This is the fourth time that Baxter’s BioPharma Solutions business has been recognized for this honor.

Outlook for Third Quarter and Second Half 2015

Baxter also announced today its outlook for the third quarter and second half of 2015.

For both the third quarter and second half of the year, the company expects sales to be comparable to the prior year periods, excluding the impact of foreign currency. Including the impact of foreign currency, the company expects

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BAXTER REPORTS 2nd QUARTER FINANCIAL RESULTS — Page  5

sales to decline approximately 9 percent in both periods. After adjusting for the impact of foreign currency and increased competition in the U.S. for cyclophosphamide, Baxter expects sales growth of approximately 3 percent in both the third quarter and second half of 2015.

Baxter also expects earnings from continuing operations, before special items, of $0.29 to $0.31 per diluted share for the third quarter and $0.58 to $0.62 per diluted share for second half of 2015.

The third quarter and second half of 2015 earnings guidance excludes approximately $0.29 per diluted share and $0.35 per diluted share, respectively, of projected intangible amortization expense and a loss on extinguishment of debt, net of gains from the unwinding of interest rate swaps related to the company’s debt tender offers. Reconciling for the inclusion of intangible asset amortization and the loss on extinguishment of debt results in expected GAAP (Generally Accepted Accounting Principles) earnings of $0.00 to $0.02 per diluted share and $0.23 to $0.27 per diluted share, before other special items, for the third quarter and second half periods.

A webcast of Baxter’s second quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 4:00 p.m. CDT on July 29, 2015. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.

Baxter provides a broad portfolio of essential renal and hospital products, including home, acute and in-center dialysis; sterile IV solutions; infusion systems and devices; parenteral nutrition; biosurgery products and anesthetics; and pharmacy automation, software and services. The company’s global footprint and

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the critical nature of its products and services play a key role in expanding access to healthcare in emerging and developed countries. Baxter’s employees worldwide are building upon the company’s rich heritage of medical breakthroughs to advance the next generation of healthcare innovations that enable patient care.

This release includes forward-looking statements concerning the company’s financial results, business development activities, capital structure, R&D pipeline including results of clinical trials and planned product launches, and outlook for 2015. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to compliance programs; future actions of third-parties, including payers; US healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits; fluctuations in supply and demand; the availability of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing supply difficulties; the ability to achieve the intended results associated with the recent separation of the biopharmaceutical and medical products businesses; the ability to enforce owned or in-licensed patents or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; any change in law concerning the taxation of income, including income earned outside the United States; actions taken by tax authorities in connection with ongoing tax audits; breaches or failures of the company’s information technology systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

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BAXTER — PAGE  7

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended June 30, 2015 and 2014

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2015		2014		Change

NET SALES	$ 3,893		$ 4,154		(6%	)

COST OF SALES	1,973		2,185		(10%	)

GROSS MARGIN	1,920		1,969		(2%	)

% of Net Sales	49.3%		47.4%		1.9 pts

MARKETING AND ADMINISTRATIVE EXPENSES	1,097		988		11%
% of Net Sales	28.2%		23.8%		4.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	388		322		20%
% of Net Sales	10.0%		7.8%		2.2 pts

NET INTEREST EXPENSE	34		42		(19%	)

OTHER (INCOME) EXPENSE, NET	(67)		15		N/M

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	468		602		(22%	)

INCOME TAX EXPENSE	132		134		(1%	)

% of Income from Continuing Operations before Income Taxes	28.2%		22.3%		5.9 pts

INCOME FROM CONTINUING OPERATIONS	336		468		(28%	)

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX A	(4)		52		N/M

NET INCOME	$ 332		$ 520		(36%	)

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 0.62		$ 0.86		(28%	)

Diluted	$ 0.61		$ 0.85		(28%	)

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$ (0.01)		$ 0.10		N/M

Diluted	$ (0.01)		$ 0.10		N/M

NET INCOME PER COMMON SHARE
Basic	$ 0.61		$ 0.96		(36%	)

Diluted	$ 0.60		$ 0.95		(37%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	544		542
Diluted	549		548

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 716	B	$ 826	B	(13%	)

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 550	B	$ 640	B	(14%	)

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 1.00	B	$ 1.16	B	(14%	)

A	Operating results from the company’s vaccines franchise are classified as discontinued operations for all periods presented.

B	Refer to page 8 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE  8

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended June 30, 2015 and 2014

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended June 30, 2015 and 2014 included special items which impacted the GAAP measures as follows:

	Three Months Ended June 30,
	2015	2014	Change

Gross Margin	$ 1,920	$ 1,969	(2%	)
Intangible asset amortization expense [1]	48	47
Business optimization items [2]	3	(14)
Separation-related costs [3]	3	—
Product-related items [4]	—	89

Adjusted Gross Margin	$ 1,974	$ 2,091	(6%	)

% of Net Sales	50.7%	50.3%	0.4 pts

Marketing and Administrative Expenses	$ 1,097	$ 988	11%
Gambro integration items [5]	(20)	(27)
Business optimization items [2]	(8)	16
Separation-related costs [3]	(118)	(22)
Product-related items [4]	—	(4)

Adjusted Marketing and Administrative Expenses	$ 951	$ 951	0%

% of Net Sales	24.4%	22.9%	1.5 pts

Research and Development Expenses	$ 388	$ 322	20%
Business development items [6]	(87)	(35)
Business optimization items [2]	(3)	2
Separation-related costs [3]	(6)	—

Adjusted Research and Development Expenses	$ 292	$ 289	1%

% of Net Sales	7.5%	7.0%	0.5 pts

Net Interest Expense	$ 34	$ 42	(19%	)
Separation-related costs [3]	(4)	—

Adjusted Net Interest Expense	$ 30	$ 42	(29%	)

Other (Income) Expense, Net	$ (67)	$ 15	N/M
Reserve items and adjustments [7]	52	(30)
Gambro integration items [5]	—	(2)

Adjusted Other Income, Net	$ (15)	$ (17)	N/M

Pre-Tax Income from Continuing Operations	$ 468	$ 602	(22%	)
Impact of special items	248	224

Adjusted Pre-Tax Income from Continuing Operations	$ 716	$ 826	(13%	)

Income Tax Expense	$ 132	$ 134	(1%	)
Impact of special items	34	52

Adjusted Income Tax Expense	$ 166	$ 186	(11%	)

% of Adjusted Pre-Tax Income from Continuing Operations	23.2%	22.5%	0.7 pts

Income from Continuing Operations	$ 336	$ 468	(28%	)
Impact of special items	214	172

Adjusted Income from Continuing Operations	$ 550	$ 640	(14%	)

Adjusted Income from Discontinued Operations	—	52

Adjusted Net Income	$ 550	$ 692	(21%	)

Diluted EPS from Continuing Operations	$ 0.61	$ 0.85	(28%	)
Impact of special items	0.39	0.31

Adjusted Diluted EPS from Continuing Operations	$ 1.00	$ 1.16	(14%	)

Adjusted Diluted EPS from Discontinued Operations	0.00	0.10

Adjusted Diluted EPS	$ 1.00	$ 1.26	(21%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	549	548

[1]

The company’s results in 2015 and 2014 included intangible asset amortization expense of $48 million ($37 million, or $0.07 per diluted share, on an after-tax basis) and $47 million ($36 million, or $0.07 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2015 included business optimization charges of $14 million ($9 million, or $0.01 per diluted share). The company’s results in 2014 included a net benefit of $32 million ($18 million, or $0.03 per diluted share, on an after-tax basis) primarily related to an adjustment to previous business optimization reserves that are no longer probable of being utilized.

[3]

The company’s results in 2015 and 2014 included separation-related costs of $131 million ($115 million, or $0.21 per diluted share, on an after-tax basis) and $22 million ($21 million, or $0.04 per diluted share, on an after-tax basis), respectively, for the planned spin-off of Baxter’s biopharmaceuticals business, Baxalta Incorporated (Baxalta).

[4]

The company’s results in 2014 included total charges of $93 million ($58 million, or $0.10 per diluted share, on an after-tax basis) primarily related to product remediation efforts for the SIGMA SPECTRUM infusion pump.

[5]

The company’s results in 2015 and 2014 included total charges of $20 million ($15 million, or $0.03 per diluted share, on an after-tax basis) and $29 million ($21 million, or $0.04 per diluted share, on an after-tax basis), respectively, primarily related to the integration of Gambro AB (Gambro).

[6]

The company’s results in 2015 and 2014 included total charges of $87 million ($71 million, or $0.13 per diluted share, on an after-tax basis) and $35 million ($30 million, or $0.05 per diluted share, on an after-tax basis), respectively, related to certain milestone payments associated with the company’s collaboration arrangements.

[7]

The company’s results in 2015 included income, net of expenses, of $52 million ($33 million, or $0.06 per diluted share, on an after-tax basis) related to a litigation settlement in which Baxter was the beneficiary. The company’s results in 2014 included a net expense of $30 million ($24 million, or $0.04 per diluted share, on an after-tax basis) primarily due to an increase in the estimated fair value of acquisition-related contingent payment liabilities, partially offset by a third-party recovery on previous litigation reserves.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Six Months Ended June 30, 2015 and 2014

(unaudited)

(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2015		2014		Change

NET SALES	$ 7,657		$ 8,002		(4%	)

COST OF SALES	3,936		4,142		(5%	)

GROSS MARGIN	3,721		3,860		(4%	)

% of Net Sales	48.6%		48.2%		0.4 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,112		1,898		11%
% of Net Sales	27.6%		23.7%		3.9 pts

RESEARCH AND DEVELOPMENT EXPENSES	688		631		9%
% of Net Sales	9.0%		7.9%		1.1 pts

NET INTEREST EXPENSE	64		85		(25%	)

OTHER INCOME, NET	(141)		(9)		N/M

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	998		1,255		(20%	)

INCOME TAX EXPENSE	242		280		(14%	)

% of Income from Continuing Operations before Income Taxes	24.2%		22.3%		1.9 pts

INCOME FROM CONTINUING OPERATIONS	756		975		(22%	)

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX A	6		101		N/M

NET INCOME	$ 762		$ 1,076		(29%	)

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 1.39		$ 1.79		(22%	)

Diluted	$ 1.38		$ 1.78		(22%	)

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$ 0.01		$ 0.19		N/M

Diluted	$ 0.01		$ 0.18		N/M

NET INCOME PER COMMON SHARE
Basic	$ 1.40		$ 1.98		(29%	)

Diluted	$ 1.39		$ 1.96		(29%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	544		542
Diluted	548		548

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 1,418	B	$ 1,591	B	(11%	)

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 1,099	B	$ 1,235	B	(11%	)

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 2.01	B	$ 2.25	B	(11%	)

A	Operating results from the company’s vaccines franchise are classified as discontinued operations for all periods presented.

B	Refer to page 10 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE  10

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Six Months Ended June 30, 2015 and 2014

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the six months ended June 30, 2015 and 2014 included special items which impacted the GAAP measures as follows:

	Six Months Ended June 30,
	2015	2014	Change

Gross Margin	$ 3,721	$ 3,860	(4%	)
Intangible asset amortization expense [1]	96	90
Business optimization items [2]	(4)	(10)
Separation-related costs [3]	4	—
Product-related items [4]	—	89

Adjusted Gross Margin	$ 3,817	$ 4,029	(5%	)

% of Net Sales	49.8%	50.3%	(0.5 pts	)

Marketing and Administrative Expenses	$ 2,112	$ 1,898	11%
Gambro integration items [5]	(38)	(44)
Reserve items and adjustments [6]	—	10
Business optimization items [2]	(10)	6
Separation-related costs [3]	(226)	(22)
Product-related items [4]	—	(4)

Adjusted Marketing and Administrative Expenses	$ 1,838	$ 1,844	(0%	)

% of Net Sales	24.0%	23.0%	1 pts

Research and Development Expenses	$ 688	$ 631	9%
Business development items [7]	(87)	(60)
Business optimization items [2]	3	(4)
Separation-related costs [3]	(14)	—

Adjusted Research and Development Expenses	$ 590	$ 567	4%

% of Net Sales	7.7%	7.1%	0.6 pts

Net Interest Expense	$ 64	$ 85	(25%	)
Separation-related costs [3]	(4)	—

Adjusted Net Interest Expense	$ 60	$ 85	(29%	)

Other Income, Net	$ (141)	$ (9)	N/M
Gambro integration items [5]	—	(19)
Reserve items and adjustments [6]	52	(30)

Adjusted Other Income, Net	$ (89)	$ (58)	N/M

Pre-Tax Income from Continuing Operations	$ 998	$ 1,255	(20%	)
Impact of special items	420	336

Adjusted Pre-Tax Income from Continuing Operations	$ 1,418	$ 1,591	(11%	)

Income Tax Expense	$ 242	$ 280	(14%	)
Impact of special items	77	76

Adjusted Income Tax Expense	$ 319	$ 356	(10%	)

% of Adjusted Pre-Tax Income from Continuing Operations	22.5%	22.4%	0.1 pts

Income from Continuing Operations	$ 756	$ 975	(22%	)
Impact of special items	343	260

Adjusted Income from Continuing Operations	$ 1,099	$ 1,235	(11%	)

Adjusted Income from Discontinued Operations	1	109

Adjusted Net Income	$ 1,100	$ 1,344	(18%	)

Diluted EPS from Continuing Operations	$ 1.38	$ 1.78	(22%	)
Impact of special items	0.63	0.47

Adjusted Diluted EPS from Continuing Operations	$ 2.01	$ 2.25	(11%	)

Adjusted Diluted EPS from Discontinued Operations	0.00	0.20

Adjusted Diluted EPS	$ 2.01	$ 2.45	(18%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	548	548

[1]

The company’s results in 2015 and 2014 included intangible asset amortization expense of $96 million ($75 million, or $0.14 per diluted share, on an after-tax basis) and $90 million ($70 million, or $0.13 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2015 included a net charge of $3 million ($1 million, or $0.00 per diluted share, on an after-tax basis) primarily related to business optimization charges of $32 million, partially offset by an adjustment to previous business optimization reserves that are no longer probable of being utilized. The company’s results in 2014 included a net benefit of $12 million ($5 million, or $0.01 per diluted share, on an after-tax basis) primarily related to an adjustment of $37 million to previous business optimization reserves that are no longer probable of being utilized, partially offset by additional business optimization charges of $25 million.

[3]

The company’s results in 2015 and 2014 included separation-related costs of $248 million ($202 million, or $0.37 per diluted share, on an after-tax basis) and $22 million ($21 million, or $0.04 per diluted share, on an after-tax basis), respectively, for the planned spin-off of Baxalta.

[4]

The company’s results in 2014 included total charges of $93 million ($58 million, or $0.10 per diluted share, on an after-tax basis) primarily related to product remediation efforts for the SIGMA SPECTRUM infusion pump.

[5]

The company’s results in 2015 and 2014 included total charges of $38 million ($27 million, or $0.05 per diluted share, on an after-tax basis) and $63 million ($47 million, or $0.09 per diluted share, on an after-tax basis), respectively, primarily related to the integration of Gambro, including a loss on the divestiture of Baxter’s legacy Continuous Renal Replacement Therapy business.

[6]

The company’s results in 2015 included income, net of expenses, of $52 million ($33 million, or $0.06 per diluted share, on an after-tax basis) related to a litigation settlement in which Baxter was the beneficiary. The company’s results in 2014 included a net expense of $20 million ($17 million, or $0.03 per diluted share, on an after-tax basis) primarily related to an increase in the estimated fair value of acquisition-related contingent payment liabilities, partially offset by third-party recoveries and reversals of prior litigation reserves.

[7]

The company’s results in 2015 and 2014 included total charges of $87 million ($71 million, or $0.13 per diluted share, on an after-tax basis) and $60 million ($52 million, or $0.09 per diluted share, on an after-tax basis), respectively, related to certain milestone payments associated with the company’s collaboration arrangements.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending June 30, 2015 and 2014

(unaudited)

($ in millions)

	Q2 2015	Q2 2014	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2015	YTD 2014	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience [1]
United States	$ 775	$ 733	6%		6%		$1,530	$1,439	6%		6%
International	654	719	(9%	)	9%		1,260	1,342	(6%	)	9%
Total BioScience	$1,429	$1,452	(2%	)	7%		$2,790	$2,781	0%		8%

Medical Products [1]
United States	$ 977	$ 999	(2%	)	(2%	)	$1,922	$1,934	(1%	)	(1%	)
International	1,487	1,703	(13%	)	2%		2,945	3,287	(10%	)	2%
Total Medical Products	$2,464	$2,702	(9%	)	0%		$4,867	$5,221	(7%	)	1%

Baxter International Inc.
United States	$1,752	$1,732	1%		1%		$3,452	$3,373	2%		2%
International	2,141	2,422	(12%	)	4%		4,205	4,629	(9%	)	4%
Total Baxter	$3,893	$4,154	(6%	)	3%		$7,657	$8,002	(4%	)	3%

[1]

In connection with the planned spin-off of Baxalta, the company realigned its biosurgery products and services to the Medical Products segment in the first quarter of 2015. Effective January 1, 2015, the company changed its segment presentation to reflect this new structure, and recast all prior periods presented to conform to the new presentation.

BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Sales by Franchise 1

Periods Ending June 30, 2015 and 2014

(unaudited)

($ in millions)

	Q2 2015	Q2 2014	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2015	YTD 2014	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Hemophilia	$ 672	$ 720	(7%	)	4%		$1,313	$1,395	(6%	)	3%
Immunoglobulin Therapies	422	393	7%		13%		842	791	6%		11%
Inhibitor Therapies	183	184	(1%	)	12%		349	336	4%		15%
BioTherapeutics	152	155	(2%	)	3%		286	259	10%		16%
Total BioScience	$1,429	$1,452	(2%	)	7%		$2,790	$2,781	0%		8%

Medical Products
Renal	$ 949	$1,044	(9%	)	3%		$1,862	$2,035	(9%	)	2%
Fluid Systems	518	534	(3%	)	3%		1,011	1,038	(3%	)	3%
Integrated Pharmacy Solutions	548	655	(16%	)	(8%	)	1,112	1,247	(11%	)	(4%	)
Surgical Care	333	346	(4%	)	4%		655	668	(2%	)	4%
Other	116	123	(6%	)	2%		227	233	(3%	)	4%
Total Medical Products	$2,464	$2,702	(9%	)	0%		$4,867	$5,221	(7%	)	1%

Total Baxter	$3,893	$4,154	(6%	)	3%		$7,657	$8,002	(4%	)	3%

[1]

Effective January 1, 2015, Baxter has transitioned to a new commercial franchise structure for reporting net sales. Prior period net sales have been recast to reflect the new commercial franchise structure. A description of each commercial franchise can be found in the earnings press release for the quarterly period ended March 31, 2015 filed as Exhibit 99.1 to Baxter’s Current Report on Form 8-K on April 23, 2015.

BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International 1

Three-Month Periods Ending June 30, 2015 and 2014

(unaudited)

($ in millions)

	Q2 2015			Q2 2014			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Hemophilia	$ 322	$ 350	$ 672	$ 323	$ 397	$ 720	0%		(12%	)	(7%	)
Immunoglobulin Therapies	318	104	422	294	99	393	8%		5%		7%
Inhibitor Therapies	69	114	183	52	132	184	33%		(14%	)	(1%	)
BioTherapeutics	66	86	152	64	91	155	3%		(5%	)	(2%	)
Total BioScience	$ 775	$ 654	$1,429	$ 733	$ 719	$1,452	6%		(9%	)	(2%	)

Medical Products
Renal	$ 193	$ 756	$ 949	$ 186	$ 858	$1,044	4%		(12%	)	(9%	)
Fluid Systems	247	271	518	225	309	534	10%		(12%	)	(3%	)
Integrated Pharmacy Solutions	260	288	548	321	334	655	(19%	)	(14%	)	(16%	)
Surgical Care	196	137	333	188	158	346	4%		(13%	)	(4%	)
Other	81	35	116	79	44	123	3%		(20%	)	(6%	)
Total Medical Products	$ 977	$1,487	$2,464	$ 999	$1,703	$2,702	(2%	)	(13%	)	(9%	)

Total Baxter	$1,752	$2,141	$3,893	$1,732	$2,422	$4,154	1%		(12%	)	(6%	)

[1]

Effective January 1, 2015, Baxter has transitioned to a new commercial franchise structure for reporting net sales. Prior period net sales have been recast to reflect the new commercial franchise structure. Refer to page 12 for additional details.